Pinnacle Accountancy Group of Utah

dba Heaton & Company, PLLC

Certified Public Accountants

Exhibit 16.1

September 5, 2018

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Huale Acoustics Corporation

Commission File No. 333-202841

We have read the statements that Huale Acoustics Corporation, included under Item 4.01 of the Form 8-K/A report dated September 5, 2018, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ Pinnacle Accountancy Group of Utah

Pinnacle Accountancy Group of Utah

dba Heaton & Company, PLLC

Farmington, UT

1438 North Highway 89, Ste. 120, Farmington, Utah 84025	P 801-447-9572 F 801-447-9578